                                                                   Exhibit 10.5

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is effective as of the ___ day of ________ 20__, between Xceed Inc., a Delaware corporation (the "Company"), and ___________________, an individual resident of ________ (the "Employee").

                                   WITNESSETH:

     WHEREAS, it is the desire of the Company to offer the Employee employment with the Company upon the terms and subject to the conditions set forth herein; and

     WHEREAS, it is the desire of the Employee to accept the Company's offer of employment with the Company upon the terms and subject to the conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1. EMPLOYMENT. The Company hereby agrees to employ the Employee and the Employee hereby agrees to be employed by the Company upon the terms and subject to the conditions set forth herein for the period of employment as set forth in
Section 2 hereof (the "Period of Employment").

     2. TERM; PERIOD OF EMPLOYMENT. Subject to extension or termination as hereinafter PROVIDED, the Period of Employment hereunder shall be from the date hereof (the "Effective Date") through the third (3rd) anniversary of the Effective Date. Thereafter, the Period of Employment may be extended for successive one (1) year periods at the option of the Company upon delivery of written notice by the Company to the Employee, subject to acceptance by the Employee, not less than thirty (30) days prior to the expiration of the Period of Employment, as previously extended. The phrase "Period of Employment" as used herein shall, unless otherwise indicated: (a) specifically include any extensions permitted hereunder or provided herein, except as otherwise noted; and (b) be deemed to have terminated as of the date of any notice provided to the Employee or the Company, as applicable, pursuant to Section 9 hereof, notwithstanding the Company's obligation to pay the Employee pursuant to Subsections 9(b) and 9(c) hereof.

     3.   OFFICE AND DUTIES. During the Period of Employment:

          (a) the Employee shall be employed by the Company as its ______________________ and shall have the authority, duties, and responsibilities reasonably prescribed by, and shall report to, the Chief Executive Officer of the Company;

          (b) the office of the Employee shall be located in the ________ metropolitan area;

          (c) the Employee shall devote substantially all of his working time to the business and affairs of the Company except for vacations, illness or incapacity, as hereinafter set forth; and

          (d) the Employee shall be entitled to annual vacation in an amount substantially the same as currently being provided by the Company to similarly titled employees.

     In consideration of his employment hereunder, the Employee agrees that he shall not, directly or indirectly, individually or as a member of any partnership or joint venture, or as an officer, director, employee or agent of any other person, firm, corporation, business organization or other entity, engage in any trade or business activity or pursuit for his own account or for, or on behalf of, any other person, firm, corporation, business organization or other entity, irrespective of whether the same materially competes, conflicts or interferes with that of the Company or the performance of the Employee's obligations hereunder. The Employee represents and warrants that the Employee is not party to any agreement which provides for his employment with or the rendering of his services to any other individual or entity whatsoever. Further, the Employee represents and warrants that he is not party to any agreement which conflicts with or contradicts any provision hereof or otherwise restricts in any way: (i) his ability to perform his obligations hereunder; or (ii) his right to compete with a previous employer or such employer's business.

     4. COMPENSATION AND BENEFITS. In exchange for the services rendered by the Employee pursuant hereto in any capacity during the Period of Employment, including without limitation, services as an officer, director, or member of any committee of the Company or any affiliate, subsidiary or division thereof, the Employee shall be compensated as follows:

          (a) COMPENSATION. The Company shall pay the Employee compensation equal to at least _______________________ Dollars ($________.00) per annum (the
"Annual Salary") at a rate of _________________________ Dollars and Thirty Three Cents ($________.33) per month (each monthly amount, as the same may be increased from time to time by virtue of the adjustments set forth herein below, shall be defined as the "Monthly Compensation"). Such salary shall be payable in accordance with the customary payroll practices of the Company and will be reviewed by the Chief Executive Officer annually.

          (b) OPTIONS. The Employee shall herewith be granted, under and in accordance with the Company's Millennium Stock Option Plan (the "Plan") and pursuant to the Stock Option Agreement in the form of EXHIBIT A attached hereto and made a part hereof (the "Stock Option Agreement"), a non-qualified stock option (as described in the Plan) to purchase up to _________________ (_______) shares of common stock of the Company (the "Common Stock") at an exercise price per share equal to ________ Dollars ($_____) (the "Option"). The grant date of the Option shall be the date of this Agreement (the "Grant Date"). Subject to any acceleration provisions set forth elsewhere in this Agreement, the Option shall vest and become exercisable to purchase (by cashless exercise in the discretion of the Employee pursuant to the provisions of the Stock Option Agreement): (i) ____________ (______) shares of Common Stock commencing on the first (1st) anniversary of the Grant Date; (ii) another ____________

(______) shares of Common Stock commencing on the second (2nd) anniversary of the Grant Date; and (iii) another ____________ (______) shares of Common Stock commencing on the third (3rd) anniversary of the Grant Date; PROVIDED, HOWEVER, that it shall be a condition precedent to the vesting (pursuant to this paragraph or otherwise in this Agreement) of any portion of the foregoing Option that the Employee be employed up to and through the respective date of vesting as set forth herein. The Company represents and warrants that the shares of Common Stock subject to the Option shall be registered with the Securities Exchange Commission under the Securities Act of 1933, as amended, not later than such time that the Option first becomes exercisable. The Option shall expire ten
(10) years from Grant Date. The Company may grant the Employee additional options to purchase shares of Common Stock if, in the sole judgment of the Chief Executive Officer, the earnings of the Company or the services of the Employee merit such options. Upon the execution of this Agreement by the Employee, the Company will execute and deliver to the Employee the Stock Option Agreement with respect to the Option setting forth the terms and conditions of the Option described in this paragraph and elsewhere in this Agreement. The number, price, and kind of shares subject to the Option shall be subject to proportional adjustment if the shares of Common Stock of the Company are increased, decreased, or exchanged for different securities through any recapitalization, reclassification, stock-split, stock dividend, or like capital adjustment.

          (c) BONUS. The Company may pay the Employee a bonus if, in the sole judgment of the Chief Executive Officer, the earnings of the Company and/or the services of the Employee merit such a bonus.

          (d) WITHHOLDING AND EMPLOYMENT TAX. Payment of all compensation hereunder shall be subject to customary withholding tax and other employment taxes as may be required with respect to compensation paid by an employer/corporation to an employee.

     5. BUSINESS EXPENSES. The Company shall reimburse the Employee for all reasonable travel and other out-of-pocket expenses incurred by the Employee in connection with the performance of his duties under this Agreement, PROVIDED THAT the same are previously authorized by the Company, in accordance with such procedures as the Company may from time to time establish and as required to preserve any deductions for federal income taxation purposes to which the Company may be entitled.

     6. DISABILITY. The Company shall provide the Employee with substantially the same disability insurance benefits as those, if any, currently being provided by the Company to similar employees.

     7. DEATH. In the event of the Employee's death, the obligation of the Company to make payments pursuant to Section 4 hereof shall cease as of the date of such Employee's death and the Company shall pay to the estate of the Employee any amount due to the Employee under Sections 4 and 5 which has accrued up to the date of death.

     8. OTHER BENEFITS. The Employee shall be entitled to participate in fringe benefit, deferred compensation and stock option plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Such additional benefits shall include, but not be limited to, paid sick leave and individual health insurance (all in accordance with the policies of the Company), parking, professional dues and association memberships. Except as specifically set forth herein, the terms of and participation by the Employee in, any deferred compensation plan or program shall be determined by the Company in its sole discretion. The Company shall provide the Employee with substantially the same indemnification and coverage under "directors and officers" insurance as those currently being provided by the Company to its directors and similar employees.

     9. TERMINATION OF EMPLOYMENT. Notwithstanding any other provision of this Agreement, employment hereunder may be terminated:

          (a) By the Company, in the event of the Employee's death or Disability (as hereinafter defined) or for Just Cause (as hereinafter defined). "Just Cause" shall mean: (i) the Employee's indictment for, conviction of or the entering into of a plea of guilty to a crime involving a felonious act or acts, including dishonesty, fraud or moral turpitude by the Employee; (ii) the Employee's willful misconduct, gross negligence or dishonesty in the performance by the Employee of his duties; and (iii) the Employee's breach of Sections 10 or 11 hereof. The Employee shall be deemed to have a "Disability" for purposes of this Agreement if he is unable to perform, by reason of physical or mental incapacity, a material portion of his duties or obligations under this Agreement for a period of thirty (30) consecutive days in any 365-day period. The Chief Executive Officer shall determine whether and when the Disability of the Employee has occurred or when the Employee shall be subject to a Just Cause determination and such determination shall not be arbitrary or unreasonable. Based upon the determination of the Chief Executive Officer, the Company shall by written notice to the Employee given within thirty (30) days after discovery of the occurrence of an event or circumstance which constitutes "Just Cause," specify the event or circumstance giving rise to the Company's exercise of its right hereunder and, with respect to Just Cause arising under Sections 9(a)(i) or (iii), the Employee's employment hereunder shall be deemed terminated as of the date of such notice; with respect to Just Cause arising under Section 9(a)(ii), the Company shall provide the Employee with thirty (30) days written notice of such violation and the Employee shall be given reasonable opportunity during such thirty (30) day period to cure the subject violation;

          (b) By the Company other than pursuant to Section 9(a) above, in its sole and absolute discretion, PROVIDED THAT in such event the Company shall, as liquidated damages or severance pay, or both, pay the Employee an amount equal to: (i) the unpaid balance of the Annual Salary up to the date which is twelve
(12) months from the Effective Date and the Option shall immediately vest and become exercisable to purchase ____________ (______) shares of Common Stock, if termination as contemplated by this Section 9(b) occurs on or prior to the first
(1st) anniversary of the Effective Date or (ii) the Employee's then Monthly Compensation multiplied by twelve (12), if termination as contemplated by this
Section 9(b) occurs after the first (1st) anniversary of the Effective Date; and

          (c) By the Employee upon any material violation of any material provision of this Agreement by the Company (including, without limitation, the Company's reduction of any salary or benefit hereunder or relocation of the Employee's offices outside the area described in Section 3(b)), which violation remains unremedied for a period of thirty (30) days after written notice (the "Violation Notice") of the same is delivered to the Company by the Employee, PROVIDED THAT in such event, the Company shall, as liquidated damages or severance pay, or both, pay to the Employee an amount equal to: (i) the unpaid balance of the Annual Salary up to the date which is twelve (12) months from the Effective Date and the Option shall immediately vest and become exercisable to purchase ____________ (______) shares of Common Stock, if the Violation Notice is delivered to the Company on or prior to the first (1st) anniversary of the Effective Date or (ii) the Employee's then Monthly Compensation multiplied by twelve (12), if the Violation Notice is delivered to the Company after the first
(1st) anniversary of the Effective Date.

          (d) By the Employee after the Employee gives written notice to the Company of the Employee's election to voluntarily resign his employment from the Company.

     Nothing set forth in this section shall: (i) require the Employee in the event of termination pursuant to Subsections 9(b) or 9(c) above to mitigate damages during the period in which the Employee is receiving payment thereunder (the "Severance Period"); or (ii) entitle the Company to offset the amounts owed by the Company to the Employee pursuant to Subsections 9(b) or 9(c) by any income or compensation received by the Employee from sources other than the Company during such Severance Period. In addition, the Company shall not be entitled to withhold or otherwise offset any amounts payable to the Employee under Subsections 9(b) or 9(c) above in response to an alleged violation by the Employee of any of the obligations which are imposed under this Agreement and survive termination hereof until such time as a court of competent jurisdiction or other appropriate governing body has rendered judgment or otherwise made a determination with respect to whether such violation has occurred.

     10. NON-COMPETITION. In consideration of the Company's agreement to pay the Employee the salary set forth herein, the Employee agrees that, during the Period of Employment and for twelve (12) months following the date of termination:

          (a) the Employee shall not, anywhere in North America, directly or indirectly, individually or as a member of any partnership or joint venture, or as an officer, director, stockholder, employee or agent of any other person, firm, corporation, business organization or other entity, participate in, engage in, solicit or have any financial or other interest in any activity or any business or other enterprise in any fields which at the time of termination is competitive with the business or is in substantially the same business as the Company or any subsidiary or division thereof (unless the Chief Executive Officer shall have authorized such activity and the Company shall have consented thereto in writing), as an individual or as a member of any partnership or joint venture, or as an officer, director, stockholder, investor, employee or agent of any other person, firm, corporation, business organization or other entity; and

          (b) the Employee shall not: (i) solicit or induce any employee of the Company to terminate his employment or otherwise leave the Company's employ or hire any such employee (unless the Chief Executive Officer shall have authorized such employment and the Company shall have consented thereto in writing); or
(ii) contact or solicit any clients or customers of the Company, either as an individual or as a member of any partnership or joint venture, or as an officer, director, stockholder, investor, employee or agent of any other person, firm, corporation, business organization or other entity.

     11. CONFIDENTIAL INFORMATION. The parties hereto recognize that it is fundamental to the business and operation of the Company, its affiliates, subsidiaries and divisions thereof to preserve the specialized knowledge, trade secrets, and confidential information of the foregoing concerning the field of advertising, marketing and interactive Internet solutions. The strength and good-will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience through the activities undertaken by the Company, its affiliates, subsidiaries and divisions thereof. The disclosure of any of such information and the knowledge thereof on the part of competitors would be beneficial to such competitors and detrimental to the Company, its affiliates, subsidiaries and divisions thereof, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, concepts, ideas, process developments (whether or not patentable), customer and client agreements, vendor and supplier agreements and similar items or technologies. By reason of his being an employee of the Company, in the course of his employment, the Employee has or shall have access to, and has obtained or shall obtain, specialized knowledge, trade secrets and confidential information such as that described herein about the business and operation of the Company, its affiliates, subsidiaries and divisions thereof. Therefore, the Employee hereby agrees as follows, recognizing and acknowledging that the Company is relying on the following in entering into this Agreement:

          (a) The Employee hereby sells, transfers and assigns to the Company, or to any person or entity designated by the Company, any and all right, title and interest of the Employee in and to all creations, designs, inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee solely or jointly, in whole or in part, during the term hereof (commencing with the date of the Employee's employment with the Company) which: (i) relate to methods, apparatus, designs, products, processes or devices created, promoted, marketed, distributed, sold, leased, used, developed, relied upon or otherwise provided by the Company or any affiliate, subsidiary or division thereof; or (ii) otherwise relate to or pertain to the business, operations or affairs of the Company or any affiliate, subsidiary or division thereof. Whether during the Period of Employment or thereafter, the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Employee to permit the Company or any person or entity designated by the Company to file, enforce and prosecute the patent applications relating to any of the foregoing and, as to copyrightable material, to obtain copyright thereon; and

          (b) Notwithstanding any earlier termination, the Employee shall, except as otherwise required or compelled by law, keep secret and retain in strict confidence, and shall not use, disclose to others, or publish any information, other than information which is in the public domain or becomes publicly available through no wrongful act on the part of the Employee, which information shall be deemed not to be confidential information, relating to the business, operation or other affairs of the Company, its affiliates, subsidiaries and divisions thereof including but not limited to confidential information concerning the design and marketing practices, pricing practices, costs, profit margins, products, methods, guidelines, procedures, engineering designs and standards, design specifications, analytical techniques, technical information, customer, client, vendor or supplier information, employee information, and any and all other confidential information acquired by him in the course of his past or future services for the Company or any affiliate, subsidiary or division thereof. The Employee shall hold as the Company's property all notes, memoranda, books, records, papers, letters, formulas and other data and all copies thereof and therefrom in any way relating to the business, operation or other affairs of the Company, its affiliates, subsidiaries and divisions thereof whether made by him or otherwise coming into his possession. Upon termination of his employment or upon the demand of the Company, at any time, the Employee shall deliver the same to the Company within five (5) business days of such termination or demand. The provisions of this Section 11 shall be inoperative as to such portions of any information that are or become generally available to the public through no fault or action of the Employee.

     12. REASONABLENESS OF RESTRICTIONS. The Employee hereby agrees that the restrictions in this Agreement, including without limitation, those relating to the duration of the provisions hereof and the territory to which such restrictions apply, are necessary and fundamental to the protection of the business and operation of the Company, its affiliates, subsidiaries and divisions thereof and are reasonable and valid. In addition, the Employee acknowledges that he has agreed to such restrictions voluntarily.

     13. REFORMATION OF CERTAIN PROVISIONS. In the event that a court of competent jurisdiction determines that the non-compete or the confidentiality provisions hereof are unreasonably broad or otherwise unenforceable because of the length of their respective terms or the breadth of their territorial scope, or for any other reason, the parties hereto agree that such court may reform the terms and/or scope of such covenants so that the same are reasonable and, as reformed, shall be enforceable.

     14. REMEDIES. Subject to Section 15 below, in the event of a breach of any of the provisions of this Agreement, the non-breaching party shall provide written notice of such breach to the breaching party. The breaching party shall have thirty (30) days after receipt of such notice in which to cure its breach. If, on the thirty-first (3lst) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party thereafter shall be entitled to seek damages. It is acknowledged that this Agreement is of a unique nature and of extraordinary value and of such a character that a breach hereof by the Employee shall result in irreparable damage and injury to the Company for which the Company may not have any adequate remedy at law. Therefore, if on the thirty-first (31st) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party shall also be entitled to seek a decree of specific performance against the breaching party, or such other relief by way of restraining order, injunction or otherwise as may be appropriate to ensure compliance with this Agreement. The remedies provided by this section are non-exclusive and the pursuit of such remedies shall not in any way limit any other remedy available to the parties with respect to this Agreement, including, without limitation, any remedy available at law or equity with respect to any anticipatory or threatened breach of the provisions hereof.

     15. CERTAIN PROVISIONS; SPECIFIC PERFORMANCE. In the event of a breach by the Employee of the non-competition or confidentiality provisions hereof, such breach shall not be subject to any cure provision hereof and the Company shall be entitled to seek immediate injunctive relief and a decree of specific performance against the Employee. Such remedy is non-exclusive and shall be in addition to any other remedy to which the Company or any affiliate, subsidiary or division thereof may be entitled.

     16.  CONSOLIDATION; MERGER; SALE OF ASSETS.

          (a) Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, or transferring all or substantially all of its assets to, another corporation or other entity, or electing any other kind of corporate combination (each, a "Transaction") or entering into a partnership or joint venture (each, a "Venture") with another corporation or entity, PROVIDED THAT, in the event that the Company is not the surviving entity following such Transaction or Venture (such other surviving entity being referred to hereinafter as a "Successor-in-Interest"), the Successor-in-Interest is bound by the terms of this Agreement or otherwise assumes all of the obligations and undertakings of the Company hereunder. Upon such a Transaction or Venture, this Agreement shall inure to the benefit of, be assumed by, and be binding upon such Successor-in-Interest. The term "Company," as used in this Agreement, shall be deemed to include such Successor-in-Interest and this Agreement shall continue in full force and effect and, subject to
Section 16(b), shall entitle the Employee and his heirs, beneficiaries and representatives to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred.

          (b) Notwithstanding any other vesting schedule for the Option in this Agreement, in the event of a Change in Control and the Successor-in-Interest:
(i) does not assume the obligations of the Company hereunder; or (ii) otherwise breaches any provision of this Agreement, then the Company or the Successor-in-Interest, as the case may be, shall be obligated: (x) if the Change in Control and the circumstances contemplated in Subsections 16(b)(i) or (ii) above occur on or prior to the first (1st) anniversary date of the Effective Date, to pay the Employee an amount equal to the unpaid balance of the Annual Salary up to the date which is twelve (12) months from the Effective Date and the Option shall immediately vest and become exercisable to purchase ____________ (______) shares of Common Stock; or (y) if the Change in Control and the circumstances contemplated in Subsections 16(b)(i) or (ii) above occur after the first (1st) anniversary but on or prior to the third anniversary of the Effective Date, to pay the Employee an amount equal to the Employee's then Monthly Compensation multiplied by twelve (12) and the Option shall immediately vest and become exercisable to purchase ____________ (______) shares of Common Stock. A "Change in Control" means a transaction or series of related transactions in which the Company (i) is consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, (ii) sells or liquidates all or substantially all of the Company's assets, or (iii) is not the surviving entity.

     17. SURVIVAL. Sections 10 through 15 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Employee, upon the expiration of this Agreement by its terms or otherwise).

     18. SEVERABILITY. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

     19. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Stock Option Agreement contains the entire agreement between the Company and the Employee with respect to the subject matter hereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing, executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

     20. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, delivered by express mail or other expedited service or upon receipt if mailed, postage prepaid, via first class mail as follows:


          (a)  To the Company:               Xceed Inc.
                                             233 Broadway
                                             New York, New York 10279
                                             Attention:

          (b)  To the Employee:
                                             ------------------------

                                             ------------------------

                                             ------------------------

and/or to such other persons and addresses as any party hereto shall have specified in writing to the other.

     21. ASSIGNABILITY. This Agreement shall not be assignable by the Employee, but shall be binding upon and shall inure to the benefit of his heirs, executors, administrators and legal representatives. This Agreement shall be assignable by the Company to any affiliate, subsidiary or division thereof and to any Successor-in-Interest, subject to the obligations of the Company or such Successor-in-Interest under Section 16.

     22. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     23. WAIVER AND FURTHER AGREEMENT. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition hereof nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     24. HEADINGS OF NO EFFECT. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

  [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT BETWEEN XCEED INC. AND ____________]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   XCEED INC.



                                        By:
                                           -------------------------------------

                                             Chief Executive Officer

                                   EMPLOYEE



                                        By:
                                           -------------------------------------

                                           -------------------------------------



                                    EXHIBIT A
                                       TO
                              EMPLOYMENT AGREEMENT

                             Stock Option Agreement


                                   XCEED INC.
                           MILLENIUM STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

     Unless otherwise defined herein, the terms defined in the Xceed Inc. Millennium Stock Option Plan (the "PLAN") shall have the same defined meanings in this Stock Option Agreement (this "AGREEMENT").

I.   NOTICE OF STOCK OPTION GRANT

     ------------------------

     ------------------------

     ------------------------

     The undersigned Optionee has entered into an Employment Agreement between the Optionee and the Company of even date herewith (as amended, the "EMPLOYMENT AGREEMENT").

The Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

     Date of Grant:                          __________, 20___
     Vesting Commencement Date:              __________, 20___
     Exercise Price per Share:               $      per Share
     Total Number of Shares Granted:
     Type of Option:                         [__] Incentive Option
                                             [__] Non-Qualified Option
     Term/Expiration Date:                   __________, 20___
     Vesting Schedule:                       See Section 3 of Article II.

II.  AGREEMENT

     1. GRANT OF OPTION. Xceed Inc., a Delaware corporation (the "COMPANY"), hereby grants to the Optionee named in the Notice of Stock Option Grant above (the "OPTIONEE"), an option (the "OPTION") to purchase the number of shares of Common Stock (the "SHARES") set forth in the Notice of Stock Option Grant above, at the exercise price per Share set forth in the Notice of Stock Option Grant (the "EXERCISE PRICE"), and subject to the terms and conditions of the Plan, which is incorporated herein by reference; provided, however, that this Agreement shall modify the provisions of the Plan where the Plan by its terms permit a stock option agreement or employment agreement between the Company and the Optionee to override or otherwise modify the terms of the Plan. In accordance with Section 9.1 of the Plan, no termination or amendment of the Plan shall, without the written consent of Optionee, affect or impair the rights of Optionee hereunder.

          If designated in the Notice of Stock Option Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds $100,000 during any calendar year, this Option shall be treated as a Nonqualified Stock Option ("NQO").

     2. EXERCISE PRICE. The exercise price per Share for the Common Stock subject to the Option shall be as set forth above in Section I.

     3. VESTING SCHEDULE. The Option shall vest and become exercisable on the following dates, if the Optionee is employed by, or providing service to, the Company on the applicable date (the "VESTING SCHEDULE"):

     Date                     Shares for Which the Option is Exercisable
     ----                     ------------------------------------------
     __________, 20___        _________ Shares
     __________, 20___        another _________  Shares (_________ total Shares)
     __________, 20___        another _________ Shares (_________ total Shares)

     The vesting and exercisability of the Option is cumulative. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option is exercisable shall be rounded down to the nearest whole Share. The Option shall be fully exercisable not later than the date that is three (3) years after the Date of Grant if the Optionee is then employed by, or providing services to, the Company. Any unvested Option granted hereunder is issued in consideration of future services to be rendered by Optionee.

     Notwithstanding the Vesting Schedule or any provision in the Plan or this Agreement to the contrary, but subject to any earlier vesting under the Plan, the Option shall earlier vest and accelerate as follows:

(a) the Option shall immediately vest and become exercisable to purchase ____________ (______) Shares of Common Stock, if termination as contemplated by Section 9(b) of the Employment Agreement occurs on or prior to _______ 20___;

(b) the Option shall immediately vest and become exercisable to purchase ____________ (______) Shares of Common Stock, if a "VIOLATION NOTICE" (as defined in the Employment Agreement) is delivered to the Company on or prior to _______ 20___; and

(c) in the event of a "CHANGE IN CONTROL" (as defined in the Employment Agreement) and the "SUCCESSOR-IN-INTEREST" (as defined in the Employment Agreement): (i) does not assume the obligations of the Company under the Employment Agreement; or (ii) otherwise breaches any provision of the Employment Agreement, THEN the Company or the Successor-in-Interest, as the case may be, shall be obligated with respect to: (x) if the Change in Control and the circumstances contemplated in the preceding clauses
     (i) or (ii) occur on or prior to _______ 20___, the Option shall immediately vest and become exercisable to purchase ____________ (______) Shares of Common Stock; or (y) if the Change in Control and the circumstances contemplated in the preceding clauses (i) or (ii) occur after _______ 20___ but on or prior to _______ 20___, then the Option shall immediately vest and become exercisable to purchase One Hundred and ____________ (______) Shares of Common Stock.

     4. EXERCISE OF OPTION. The Option shall be exercisable during its term in accordance with the Vesting Schedule (subject to earlier vesting or acceleration otherwise provided in Section 3 or in the Plan) and the provisions of Article VII of the Plan as follows:

          (a) DELIVERY OF NOTICE. The Option must be exercised by delivering notice to the Company, which notice must be in writing and personally delivered or sent by facsimile or United States mail to the Chief Executive Officer of the Company at the address of the principal office of the Corporation. The notice shall be deemed to be made when the Company or its successor in interest receives the notice or within three days after it is sent by United States mail, whichever is earlier.

          (b) CONTENTS OF NOTICE. Such notice shall state the election to exercise the Option, the number of Shares in respect of which it is being exercised, and the name or names of the person or persons in whose name or names the stock certificates are to be issued. The notice shall be signed by the person or persons exercising the Option and shall include each such person's address for receipt of a certificate representing such Shares. This Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by payment in the amount of the applicable Exercise Price (or notice of the applicable payment option in lieu of cash). The Option shall not be exercised for a fraction of a Share. For income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

          (c) PROOF OF RIGHT TO EXERCISE. If the Option shall be exercised by anyone other than the Optionee, such notice shall be accompanied by appropriate proof, as determined by the Administrator in its sole discretion, of the right of such person to exercise the Option.

     (d) METHOD OF PAYMENT. Payment of the applicable Exercise Price shall be, at the election of the Optionee, by any of the following means:

               (1)  cash, check or cash equivalent;

               (2) authorization from the Optionee for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a "fair market value" on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised; or

               (3) such other consideration and method of payment for the issuance of Shares permitted by the Administrator.

     5. REGISTRATION OF SHARES. The Company represents and warrants to the Optionee that the Shares of Common Stock subject to the Option shall be registered with the Securities Exchange Commission under the Securities Act of 1933, as amended, not later than such time that the Option first becomes exercisable.

     6. TERMINATION OF RELATIONSHIP. Notwithstanding the provisions of Article VI of the Plan, if the employment or service of the Optionee is terminated, the option rights of the Optionee, shall be as follows:

          (a) If the employment or service of the Optionee is terminated for cause, then the option rights of the Optionee under the Option shall be exercisable by the Optionee at any time prior to the expiration of the Option or within three (3) months after the date of such termination, whichever period of time is shorter, but only as to Shares that are vested and exercisable at the date of such termination.

          (b) If the employment or service of the Optionee is terminated for any reason other than cause or death, then the option rights of the Optionee under the Option shall be exercisable by the Optionee at any time prior to the expiration of the Option or within one (1) year after the date of such termination, whichever period of time is shorter, but only but only as to Shares that are vested and exercisable at the date of such termination.

          (c) If the employment or service of the Optionee is terminated by reason of death of the Optionee, then the option rights of the Optionee under the Option shall be exercisable by the person or persons to whom the Option rights pass by will or by the laws of descent and distribution, at any time prior to the expiration of the Option or within three (3) years after the date of death, whichever period of time is shorter, but only but only as to Shares that are vested and exercisable at the date of death. If a person or estate acquires the right to exercise the Option by bequest or inheritance, the Administrator may require reasonable evidence as to the ownership of the Option, and may require such consents and releases of taxing authorities as the Administrator may deem advisable.

          (d) Other than the condition precedent set forth in the Employment Agreement that the Employee be employed up to and through the respective date of vesting of the Option, the Administrator shall not impose any targets, restrictions, or other terms relating to the employment of the Optionee which targets, restrictions, or terms must be fulfilled or complied with, as the case may be, prior to the exercise of any portion of the Option.

     7. NON-TRANSFERABILITY OF OPTION. No right or interest in this Agreement, nor any Option granted hereby, may be assigned, transferred or disposed of in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by such Optionee. The terms of the Plan and this Agreement and the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     8. TERM OF OPTION. The Option may be exercised only within ten (10) years after the date of grant of such Option, and may be exercised during such term only in accordance with the Plan, subject to the terms of this Agreement. Notwithstanding the foregoing, the limitations set forth in the Plan regarding Options designated as Incentive Options and Options granted to greater than ten percent (10%) stockholders shall apply to all Options granted hereunder.

     9. TAX CONSEQUENCES. Optionee acknowledges that he or she has been given the opportunity to consult with his or her own tax advisor with respect to the tax consequences of the Options and the exercise thereof and the disposition of Shares, and that Optionee is not relying upon the Company for any tax advice.

     10. TAX WITHHOLDING FOR NONQUALIFIED STOCK OPTIONS. The following shall apply with respect to any Non-Qualified Options or if for any other reason Optionee is required by applicable tax laws to satisfy a withholding obligation arising upon exercise of an Option:

          (a) METHODS. Optionee in his or her discretion shall satisfy his or her tax withholding obligation, if any, arising upon the exercise of an Option by one of the following methods: (i) by cash payment; (ii) out of Optionee's current compensation; or (iii) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a "fair market value" equal to the amount required to be withheld.

          (b) RULE 16b-3. If the Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), any surrender of previously owned Shares to satisfy tax withholding obligations arising upon exercise of an Option must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act ("RULE 16b-3") and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          (c) PROCEDURES. All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions: (i) the election must be made on or prior to the applicable tax withholding date; (ii) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;
     (iii) all elections shall he subject to the consent or disapproval of the Administrator; (iv) if the Optionee is a "reporting person" under the Exchange Act, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11. ENTIRE AGREEMENT; GOVERNING LAW. The Plan (as in effect on the date hereof), the Employment Agreement, and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

     12. CHOICE OF FORUM. The federal and state courts of Illinois, County of Cook, shall be the exclusive jurisdiction and venue for any court action in connection with the resolution of any dispute that may arise out of or relate to this Agreement.

     13. ACKNOWLEDGEMENT OF OPTIONEE. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of this Agreement.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

 [SIGNATURE PAGE TO STOCK OPTION AGREEMENT BETWEEN XCEED INC. AND ____________]

     IN WITNESS WHEREOF, the Company and Optionee have executed this Stock Option Agreement as of the day and year first above written.

                                   XCEED INC.,
                                   a Delaware corporation


                                   By:                                         ,
                                      ----------------------------------------
                                        Chief Executive Officer


                                        OPTIONEE:


Dated as of:                  20
            ----------------    --      ----------------------------------------






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